EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, As Amended and Restated, of our reports dated March 20, 2007, with respect to the consolidated financial statements and the financial statement schedule included in the Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 2006.
/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP
Minneapolis, Minnesota
May 3, 2007